Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant

to Section 906 of the Sarbanes-Oxley Act of 2002

Kevin Cummings, Chief Executive Officer and President of Investors Bancorp, Inc., a Delaware corporation (the “Company”) and Thomas F. Splaine, Jr., Chief Financial Officer and Senior Vice President of the Company, each certify in his capacity as an officer of the Company that he has reviewed the Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2012	/s/ Kevin Cummings Kevin Cummings Chief Executive Officer and President (Principal Executive Officer)

Date: February 28, 2012	/s/ Thomas F. Splaine, Jr. Thomas F. Splaine, Jr. Chief Financial Officer and Senior Vice President (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.